EXHIBIT A — JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
Dated: February 10, 2011

Mr. Manuel Jove Capellán

By:	/s/ Mr. Manuel Jove Capellán
Name: Mr. Manuel Jove Capellán
Title: Authorized Signatory

Inveravante Inversiones Universales, S.L

By:	/s/ Mr. Manuel Jove Capellán
Name: Mr. Manuel Jove Capellán
Title: Authorized Signatory